Exhibit 99.2
Qumu Corporation
First Quarter 2022
Earnings Conference Call
May 12, 2022

Operator
Welcome to Qumu’s first quarter 2022 conference call. My name is Eli, and I will be your operator this afternoon. Joining us is Qumu’s President and CEO Rose Bentley, CFO Tom Krueger, and Matt Glover from Gateway Investor Relations.
At this time, all participant lines are in listen-only mode. After the speaker presentation, there will be a question-and-answer session. To ask a question during the session, you will need to press *1 on your telephone. If you require any further assistance, please press *0.
I would now like to turn the call over to Matt Glover. Sir, you may begin.
Matt Glover – Qumu Investor Relations
Thanks, operator, and good afternoon, everyone…
After the market close today, Qumu issued a press release announcing its financial results for the first quarter ended March 31, 2022, a copy of which is available on the Investor Relations section of the company’s website.
During today’s call, management will make certain statements with respect to the Company’s expected financial results, the Company’s go-to-market strategy, and efforts designed to increase the company’s traction and penetration with customers. These statements are forward-looking and involve a number of risks and uncertainties that could cause actual results to differ materially.
Please note these forward-looking statements reflect management’s opinions only as of the date of this call, and the Company undertakes no obligation to publicly update or revise any forward-looking statements -- whether as a result of new information, future events, or otherwise, except as required by law.
Please refer to Qumu’s SEC filings, specifically its Form 10-Q and financial results press release, for a more detailed description of risk factors that may affect the Company’s results.
During the call today, management will discuss adjusted EBITDA, a non-GAAP financial measure. In the Company’s press release and filings with the SEC, both of which are posted on the Company’s website, you will find additional disclosures regarding this non-GAAP measure, including a reconciliation of this measure with its comparable GAAP measure. Non-GAAP financial measures are not intended to be considered in isolation from — a substitute for — or superior to GAAP results. The Company encourages you to consider all measures when analyzing its performance.
I would like to remind everyone that this call is being recorded and will be made available for replay via a link available in the investor relations section of Qumu’s website.
Now I will turn it over to Qumu’s President and CEO Rose Bentley.
Rose?
Rose Bentley – President and CEO
Thank you, Matt. Good afternoon, everyone, and thank you for joining us today. It’s great to be here with you as Qumu’s new president and CEO.
As many of you know, I joined Qumu as COO in March 2021. Since joining the company, I have played a key role in the development and execution of Qumu’s strategic roadmap, which emphasizes growing our cloud business, leveraging innovative technology, and scaling our SaaS revenue base. As COO, I spearheaded Qumu’s partner-led sales motions and customer experience efforts, which continue to be a critical element in our ability to secure new logos, deepen customer relationships, and drive higher retention and cloud conversions.
My appointment will ensure absolute continuity in leadership and execution of strategy and is a direct reflection of a succession plan we’ve had in place for several months. For those of you that I haven’t had the pleasure of meeting, prior to Qumu I held leadership roles at several SaaS technology companies. Most recently, I led operations and strategy for Teradata, a $1.8 billion revenue analytics company, where I played an important part of the company’s successful transition from a perpetual license business model to a subscription-based, cloud-first revenue model. Teradata’s transition was, in many ways, similar to the transformation currently underway at Qumu and has given me a playbook to reference along this journey.
Looking ahead, I appreciate the opportunity to lead Qumu into this next stage of development. I also look forward to building stronger relationships with existing partners and customers as well as making new connections with our investors and other stakeholders over the coming months.
Switching gears to our recent performance, during the first quarter we landed several new wins and key customer expansions, both of which support our view that Qumu’s transformation is well underway. Our partner-led sales motions are working, demonstrated by the fact that 75% of our wins in Q1 were through channel partners, including Kollective, BT, and Socialive. The traction we realized also demonstrates our execution against our strategy around customers, product adoption, innovation and partners.
Our performance is now also translating to growing SaaS metrics and KPIs. As we’ve mentioned previously, our team is committed to driving our cloud business and scaling our SaaS revenue base. We expect this trend to continue in 2022 and beyond.
Highlighting our ongoing success is the 15% year-over-year SaaS revenue growth we generated in the first quarter, bringing our total SaaS revenue as a percentage of our total revenue to 54%, up from 46% in the prior quarter and 40% in Q1 of last year. On top of this, our SaaS revenue as a percentage of recurring revenue continues to grow, up to 60% in Q1, compared to 56% in the prior quarter and 46% in Q1 of last year. Additionally, our SaaS annual recurring revenue, or ARR, increased 10% year-over-year to a record $13.0 million.
Our encouraging SaaS and recurring revenue growth is supported by our solid balance sheet, including $15.5 million of cash, a level that provides significant runway to execute our strategy. In addition to diligently managing our cash, the leadership team and I are continually looking for areas to further optimize costs and drive efficiencies.
I’ll now turn it over to our CFO Tom to provide more detail on our Q1 financial performance.
Tom?
Tom Krueger – Chief Financial Officer
Thanks, Rose. It’s a pleasure to be speaking with you today.
Like last quarter, I will expand on a few items not already addressed by Rose or included in our earnings release this afternoon.
The metrics that we use to measure the success of our SaaS transformation continue to move in the right direction. Now let’s look at them…
•As Rose mentioned, during Q1 subscription ARR increased 10% to $13.0 million from $11.8 million in Q1 2021 and increased sequentially from $12.8 million in Q4 2021.
•Our SaaS KPIs remain strong with Gross Retention Rate, or GRR, at 88% at quarter end, and Net Retention Rate, or NRR, at 107% at quarter end.
•Moving on to operating expenses and adjusted EBITDA, a non-GAAP measure:
◦Our transformation is also focused on rationalizing our cost structure and realizing efficiencies to reduce cash burn. Our total operating expenses in the first quarter of 2022 were $8.2 million, down 3% sequentially and 10% year-over-year. Going forward, we will reduce operating expenses, as needed, to align resources with Qumu’s strategic plan for the balance of 2022.
◦Adjusted EBITDA, a non-GAAP measure, was a loss of $(4.1) million in Q1 2022, compared to a loss of $(3.1) million in Q4 2021. Net loss was $(4.6) million for Q1 2022, compared to net loss of $(3.8) million in Q4 of 2021. A reconciliation of adjusted EBITDA, a non-GAAP measure, to net loss, a GAAP measure, is included in our earnings releases for the respective periods.
Now, for the balance sheet.
•At the end of Q1 2022, our cash position was as expected and tracking to plan at $15.5 million.

•We continue to tightly manage cash and have seen an improvement to cash burn after initiating our cost-optimization program in Q3 last year. We will continue to monitor expenses and leverage our available credit facility to align expenditures with bookings and collections on our path to becoming cash flow positive.
•As Rose mentioned, we believe that our cash position and available liquidity resources provide sufficient runway to execute our SaaS-growth transformation strategy and get to cash flow profitability.
That concludes my prepared remarks. I’ll turn it back over to Rose to discuss our strategy, key partnerships, and our outlook.
Rose?
Rose Bentley – President and CEO
Thanks, Tom.
I am excited to lead Qumu at such an important moment – for both our company and the industry. Digital transformation is driving the convergence of networking, security and viewer experience as technology teams realize the challenges of delivering video in complex enterprise environments. Distributed organizations globally are looking for a reliable end-to-end video solution to solve these challenges. With this approach, enterprises can also help reduce operational costs by moving to a single cloud-delivered solution. The need for an enterprise video platform that can provide the security, performance, features, and ease of administration has never been greater.
The progress we're making with partners and strategic alliances continues to gain momentum, demonstrated by the new customer and expansion sales to large enterprises we secured in the first quarter. Qumu’s recent wins span a variety of use cases, serviced by cloud and hybrid solutions. A few of our notable new customers include a prominent global automaker and mobility provider, a leading multinational energy company, and top global banking and financial companies. These great wins are the result of our dedication to the strategy and collaboration with our partners.
Perhaps our most important partnership we are currently working on is with AT&T where we’ve collaborated to deliver a cloud-based unified video experience for enterprises with video content management, streaming, enterprise signage and IPTV. This partnership is a major win for us, as it was a highly competitive selection process where Qumu’s technology and track record edged out much larger, more well-known brands.
This innovative solution, which is available to AT&T customers today, brings video content management and streaming, enterprise signage and IPTV – all enhanced by AT&T’s Fiber and 5G networks and the Qumu Video Engagement Platform together in one solution. The inclusion of management services helps to relieve the burden of deployment and day-to-day support, with AT&T video experts acting as an extension to IT and webcasting teams. The feedback and response from AT&T’s customers are encouraging. We have a strong and healthy pipeline and expect to close our first deal together in Q2.
In addition to AT&T, we formed a joint reseller partnership with LiveU, a leader in live video streaming and remote production solutions. LiveU excels at delivering live HD/4K video, anytime, anywhere, over the public internet. We have already successfully collaborated with LiveU on high stakes live events for a major automaker and one of the country’s largest healthcare companies.
The expanded partnership enables our respective enterprise clients to produce, deliver, store, and distribute broadcast-quality video, including live video from corporate events. It also extends our ability to support enterprise customers wanting to produce and stream live events reliably and securely over the public internet. LiveU customers who engage Qumu will gain access to the storage, content management, distribution, and analytics capabilities of Qumu’s Video Engagement platform. We’re really excited about the expanded relationship and expect to land several new wins together this year.
We continue to see momentum with large enterprises deploying our video engagement platform. During Q1, we expanded the use of our platform in key accounts in the healthcare and manufacturing industries, including a transition from on-prem to cloud and user expansion with one of the largest automakers in the U.S. Additionally, we signed new and expansion agreements for asynchronous video deployments, which added nearly a million new users to the platform in Q1. Leading organizations are recognizing that today’s environment requires reliable, secure, and scalable video communications to help them accelerate their digital transformation efforts. It’s rewarding to be part of their video strategy in this new era of hybrid work.
Overall, our partner ecosystem allows us to deliver more value for our current customers by providing them with the end-to-end solution they need to deliver against their video needs. A partner-led strategy keeps our customers at the heart of all that we do, in every decision that we make, and on a path to leverage the best in breed video solution at scale.
Put together, our sales momentum not only reflects the success of our sales motions and innovative technology, but also our industry-leading customer support, which continues to differentiate us in the market. Qumu recently won its fourth consecutive Stevie Aware for Customer Service, a recognition that notable technology companies and brands like Google, Optum Health, Zappos.com, Wyndham Resorts and Aflac, have won previously. We’re proud of this award as it’s a direct reflection of our team’s unwavering commitment to the customer and providing the best service possible, day-in and day-out.
As we continue to transform our business, we remain committed to generating robust SaaS revenue growth through new customer and expansion bookings sourced through the channel. Looking ahead, the progress we’re making with partners and strategic alliances is gaining traction. We entered the second quarter with a robust pipeline that we look to capitalize on throughout the year. Our plan is supported by a solid cash position and available resources that provide sufficient runway to execute our growth strategy.
Going forward, we continue to expect our SaaS recurring revenue as a percentage of our total recurring revenue to be at least 65% by the end of 2022 and 75% by the end of 2023. We continue to expect to crossover to cash flow breakeven during 2023.
The leadership team and I remain confident that Qumu will emerge as a subscription-driven growth company operating at scale, benefiting from high-margin recurring revenues, sustainable and growing cash flow and adjusted EBITDA and net income profitability.
We will now take your questions. Eli, please provide the appropriate instructions.
Eli?
Operator
[Q&A session]
Thank you. At this time, this concludes the company’s question-and-answer session. If your question was not taken, please contact Qumu's IR team at QUMU@gatewayir.com.
I would now like to turn the call back over to Ms. Bentley for her closing remarks.
Rose Bentley – President and CEO
Thanks, Eli, and thank you everyone for joining our call this afternoon. Qumu is executing against a tremendous opportunity, and I look forward to working with the team to ensure Qumu reaches its full potential. I look forward to speaking with you again soon.

Forward-Looking Statements
This communication contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” or “estimate” or comparable terminology are intended to identify forward-looking statements. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements.
Such forward-looking statements include, for example, statements about: the success of go-to-market strategies or the other initiatives in the company’s strategic plan, the company's ability to continue as a going concern, the expected use and adoption of video in the enterprise, the ability to obtain additional capital as needed, the ability to attract and retain necessary personnel, the impact of COVID-19 on the use and adoption of video in the enterprise, the company’s future revenue and operating performance, cash balances, future product mix or the timing of recognition of revenue, or the demand for the company’s products or software. The risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include the risk factors described in the company’s Annual Report on Form 10-K for the year ended December 31, 2021, and other factors set forth in the company’s filings with the Securities and Exchange Commission.
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